                                                                 Exhibit 10.1(i)




                               AGREEMENT OF LEASE

                                 by and between

                            ZEUNER ENTERPRISES, INC.

                                       and

                             CONTROL CONCEPTS, INC.

                            Dated: February 18, 1994

                                TABLE OF CONTENTS

Section                                                            Page
-------                                                            ----

1.   Premises.......................................................  1
2.   Term...........................................................  1
3.   Minimum Rent...................................................  1
4.   Taxes and Other Impositions....................................  2
5.   Insurance......................................................  3
6.   Lessee's Fixtures..............................................  5
7.   Signs..........................................................  6
8.   Care, Improvement and Restoration of the Premises..............  6
9.   Lessor's Right of Entry........................................  8
10.  Non-Abatement of Rent..........................................  8
11.  Net Lease......................................................  8
12.  Utility Charges................................................  9
13.  No Services by Lessor..........................................  9
14.  Governmental Regulations.......................................  9
15.  Use of Premises................................................ 10
16.  Mechanic's Liens, etc.......................................... 10
17.  Indemnification................................................ 11
18.  Waiver of Claims Against Lessor................................ 12

19.  Quiet Enjoyment................................................ 12

20.  Condemnation................................................... 13
21.  Assignment and Subletting...................................... 14
22.  Subordination.................................................. 14
23.  Certificates................................................... 15
24.  Curing Lessee's Defaults....................................... 15
25.  Notices; Payment of Rent....................................... 15
26.  Adverse Possession............................................. 16
27.  Environmental Compliance....................................... 16
28.  Condition of Title and of Premises............................. 18
29.  Surrender...................................................... 19
30.  Defaults - Remedies............................................ 19
31.  Grace Period and Notice of Default............................. 21
32.  Lessor's Waiver................................................ 21
33.  Brokers........................................................ 22
34.  Captions....................................................... 22
35.  Entire Agreement; Interpretation............................... 22
36.  Definition of "Lessor"......................................... 22
37.  Definition of "Lessee"......................................... 22
38.  Option to Purchase............................................. 23
39.  Memorandum of Lease............................................ 26
40.  Consent........................................................ 26
41.  Performance.................................................... 26
42.  Abatement...................................................... 26


                                      TOC-1

                               AGREEMENT OF LEASE

      THIS AGREEMENT OF LEASE ("Lease") made as of the ___ day of February, 1994, by and between ZEUNER ENTERPRISES, INC., a Pennsylvania corporation (hereinafter called "Lessor") and CONTROL CONCEPTS, INC., a Pennsylvania corporation (hereinafter called "Lessee").

      WHEREAS, Lessor and Lessee were parties to a certain Lease Agreement dated September 19, 1986 (as amended, the "Prior Lease"), with respect to the Premises (as hereinafter defined); and

      WHEREAS, all of the shares of Lessee are being acquired by Sauer-Sundstrand Company pursuant to a Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement"); and

      WHEREAS, the Prior Lease has expired in accordance with its terms, and in substitution therefore and as a condition of the Stock Purchase Agreement the parties have agreed to enter into this Lease, the terms and conditions of which shall hereinafter govern the leasing of the Premises by Lessee in all respects.

      NOW THEREFORE, for and in consideration of the rents, covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

      1. Premises. Lessor does hereby demise and let unto Lessee and Lessee does hereby hire and lease from Lessor, for the term and upon the conditions and covenants set forth herein, all that certain piece or parcel or land, together with the buildings and improvements thereon, as more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Premises");

      2. Term. The Lease shall be for a term commencing as of the date of this Lease (the "Commencement Date") and expiring at midnight on February 28, 1999 unless sooner terminated as hereinafter provided (the "Initial Term"). Lessee shall have the right to extend the term of this Lease for one additional period of five (5) years (the "Extended Term") to begin immediately upon the expiration of the Initial Term. Except as otherwise expressly provided herein, all of the terms, covenants and provisions of this Lease shall apply to such Extended Term. If Lessee shall elect to exercise the aforesaid option, it shall do so by giving Lessor notice in writing of its intention to do so not later than twelve (12) months prior to the expiration of the Initial Term. If Lessee gives such notice, the extension of this Lease shall be automatically effected without the execution of any additional documents. The Initial Term and the Extended Term are hereinafter collectively called the "Term".

      3. Minimum Rent. During the Initial Term, Lessee shall pay to Lessor as minimum rent the sum of Five Hundred Thirty-Four Thousand Dollars ($534,000) per annum payable in advance, without demand and without set-off (except as hereinafter expressly provided), in equal monthly installments of Forty-Four Thousand Five Hundred Dollars ($44,500) on the first day of each calendar month during the Initial Term, provided that, for the first month of the term, the minimum rent shall be apportioned pro rata on a per diem basis for the period between the Commencement Date and the first day of the following calendar month and such apportioned sum shall be paid on such Commencement Date.

      During the Extended Term, Lessee shall continue to pay Lessor the minimum rent in accordance with the preceding paragraph, but the minimum rent payable during each year of the Extended Term shall be the greater of: (a) the minimum rent per annum during the Initial Term; or (b) the minimum rent per annum during the Initial Term multiplied by a fraction, the numerator of which is the United States Bureau of Labor Statistics Consumer Price Index for All Urban Customers for The Philadelphia Region (the "CPI") for December 31, 1998, and the denominator of which is the CPI for December 31, 1993.

      If the minimum rent cannot be adjusted as provided at the commencement of the Extended Term because the relevant CPI has not yet been released, Lessee shall pay rent at the then existing minimum rent level pending such adjustment. Upon publication of the relevant CPI, the minimum rent shall be increased effective as of the commencement of the Extended Term and Lessee shall immediately pay Lessor the increase in minimum rent for the period commencing on the commencement of the Extended Term and ending on the last day of the month of the date of publication of the relevant CPI.

      4. Taxes and Other Impositions.

            (a) Payment. In addition to the minimum rent referred to above, Lessee shall pay throughout the term hereof, as additional rent hereunder, at least thirty (30) days before any fine, penalty, interest or cost may be added thereto for the non-payment thereof (or sooner if elsewhere herein required), all levies, taxes, assessments, water and sewer rents and charges, liens, license and permit fees, charges for public utilities and all other charges, imposts or burdens of whatsoever kind and nature, whether or not particularized by name, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, which at any time during the term of this Lease may be created, levied, assessed, confirmed, adjudged, imposed or charged upon or with respect to the Premises or any improvements made thereto, or on any part of the foregoing or any appurtenances thereto, or directly upon this Lease or the rent payable hereunder or amounts payable by any subtenants or other occupants of the Premises, or upon this transaction or any documents to which Lessee is a party or successor in interest, or against Lessor because of Lessor's estate or interest herein, by any federal, state, municipal or other authority, or under any law, ordinance or regulation of any such authority, including, among others, all special tax bills and general, special or other assessments and liens or charges made on local or general improvements or under any governmental or public power or authority whatsoever (all of which are hereinafter referred to as "impositions"); provided, however, if any imposition shall be created, levied, assessed, adjudged, imposed, charged or become a lien with respect to a period of time which commences before or ends after the commencement and expiration dates, respectively, of the term of this Lease (other than by reason of breach of any of the terms hereof by Lessee), then Lessee shall only be required to pay that proportion of such imposition which is equal to the proportion of said period which falls within the term of this Lease and/or any period during which Lessee owns the Premises, and Lessor shall be obligated to pay the balance thereof; and provided further that as of the date hereof Lessor has received no notice of and has no actual knowledge of any impositions which are presently due or overdue and which remain unpaid, or which may hereinafter be due or imposed upon the Premises, other than general ad valorem real estate taxes. Lessor and Lessee shall be permitted to pay (to the extent permitted by the assessing and collecting authorities) and may elect to pay any assessment in installments, and to the extent such installment payments represent a customary deferral of the obligation over a period of time (as provided for in the preceding sentence), Lessee shall be obligated to make all such installment payments attributable to periods within the term of this Lease (or within any period of Lessee's ownership of the Premises), and Lessor shall be obligated to pay the balance thereof. Nothing herein contained shall require Lessee to pay any income or excess profits taxes assessed against Lessor, or any corporation capital stock and franchise taxes imposed upon Lessor.

            (b) Contest. Lessee shall furnish Lessor, no later than ten (10) days prior to the last day upon which they may be paid without any fine, penalty or interest, evidence satisfactory to Lessor of the payment of all impositions. Lessee may, without postponement of payment, bring proceedings for contesting the validity or amount of any imposition, or to recover payments therefor, and Lessee agrees to save Lessor harmless from all costs and expenses in connection therewith. Lessor shall cooperate with Lessee with respect to such proceedings to the extent reasonably necessary, but all costs, fees and expenses incurred in connection with such proceedings shall be borne by Lessee. Lessee will give Lessor written advance notice of Lessee's intention to make any such contest.

      5. Insurance.

            (a) Types. Lessee, at Lessee's sole cost and expense, shall maintain and keep in effect throughout the term:

                  i. insurance against loss or damage to the building and all other improvements now or thereafter located on the demised land by fire and such other casualties as may be included in "all risk" insurance from time to time available as reasonably specified by Lessor, in an amount equal to the full insurable replacement value of such building and improvements, and with a deductible not to exceed $15,000;

                  ii. insurance against claims for personal injury (including death) or property damage, under a policy of general public liability insurance, with such limits as may be reasonably requested by Lessor from time to time, but not less than $1,000,000 in respect of bodily injury (including death) and $1,000,000 for property damage or in such other amounts as reasonably specified by Lessor;

                  iii. nothing contained in this Section 5(a) shall be deemed to prevent Lessee from providing the foregoing insurance coverage through "blanket" policies covering other properties of Lessee or any affiliate of Lessee, provided the same are reasonably satisfactory to Lessor.

            (b) Insured Parties. The policies of insurance described in Section
(a)i. above shall name Lessor and Lessee as the insured parties, and in addition shall contain a standard mortgagee endorsement in favor of the holder of any mortgage which may at any time be a lien upon the Premises or any part thereof. The policies of the insurance described in subsection (a)ii. above shall name Lessor, Lessee (and, if requested by Lessor, the holder of any mortgage ("Mortgagees") as the insured parties.

            (c) Insurers; Replacement. Each policy shall provide that it shall not be cancelable without at least ten (10) days' prior written notice to Lessor (and, if requested by Lessor, the Mortgagees). Forthwith upon the execution of this Lease, each policy shall be delivered by Lessee to Lessor unless Lessor requests that it be delivered to one of the Mortgagees, in which case Lessee shall deliver the policy to such holder and shall deliver to Lessor and any other Mortgagees a certificate of the insurance carrier certifying that the policy so delivered has been issued and is in effect and the duration thereof. At least ten (10) days before any policy shall expire, Lessee shall deliver to Lessor a replacement policy or certificate. If available, each policy shall have attached thereto an endorsement to the effect that no act or omission of Lessee shall affect the obligation of the insurer to pay the full amount of any loss sustained. Each policy shall be in such form as Lessor may from time to time reasonably require.

            (d) Payment. If Lessee shall fail, refuse or neglect to obtain such insurance or maintain it, Lessor shall have the right, at Lessor's option, to purchase such insurance and to pay the premiums thereon or to pay the premiums on insurance which Lessee should have paid for. All such payments made by Lessor shall be recoverable by Lessor from Lessee on demand as additional rent hereunder together with interest, at the rate of six percent (6%) per annum if Lessee is an individual, partnership or joint venture and at the rate of twelve percent (12%) per annum if Lessee is a corporation, from the respective dates of Lessor's making of the payments.

            (e) Uninsured Loss. If Lessee fails to provide and keep in force insurance as aforesaid, Lessor shall not be limited in the proof of any damages which Lessor may claim against Lessee to the amount of the insurance premium or premiums not paid or incurred and which would have been payable upon such insurance; but Lessor shall also be entitled to recover as damages for such breach the uninsured amount of any loss, to the extent of any deficiency in the insurance required by the provisions of this Lease, and damages, expenses of suit and costs, including without limitation reasonable cancellation fees, suffered or incurred during any period when Lessee shall have failed or neglected to provide insurance as aforesaid.

            (f) Other Insurance Obtained by Lessee. Lessee shall not take out separate insurance concurrent in form or contributing, in the event of loss, with that required to be furnished by Lessee, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, without including Lessor and, if requested by Lessor, the Mortgagees as an insured party.

            (g) Waiver of Subrogation; Rights under Insurance Policies. Each of the parties hereto hereby releases the other, to the extent of each party's insurance coverage, from any and all liability for any loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation if it is available and if such policies do not provide therefor. If an additional premium is charged for such waiver, the party benefitting therefrom, if it desires to have the waiver, agrees to pay the other the amount of such additional premium promptly upon being billed therefor.

      6. Lessee's Fixtures. Lessee shall have the right to install trade fixtures required by Lessee or used by it in its business and, if installed by Lessee, to remove any or all such trade fixtures from time to time during and upon termination of this Lease, provided, however, that Lessee shall repair and restore any damage or injury to the Premises caused by the installation and/or removal of any such trade fixtures. The parties acknowledge that all manufacturing and processing equipment and other personal property and trade fixtures presently located on or installed in the Premises, other than central heating, cooling, and ventilation systems and the electrical system to the point of the master distribution panel, are Lessee's property.

      7. Signs. Lessee may to the extent and manner allowed by law or public regulation place, erect, maintain, or paint signs upon the Premises provided that they are maintained by Lessee in good condition during the term hereof, and Lessee shall remove all signs at the termination of this Lease, repairing any damage caused by the installation and/or removal thereof.

      8. Care, Improvement and Restoration of the Premises.

            (a) Maintenance and Repair. Lessor agrees that it shall, at its sole cost and expense, cause those "punch list" items shown on Exhibit "B" attached hereto and made a part hereof, to be repaired and/or replaced within 180 days of the Commencement Date. Lessee shall, throughout the term of this Lease and at its sole cost and expense, take such care of the building and the other improvements now or hereafter located upon the demised land, and any sidewalks, parking areas, curbs and access ways upon or adjoining the Premises, and keep them in at least as good order and condition as they now are and otherwise in an order and condition as is sufficient for their intended use and promptly at Lessee's own cost and expense make all repairs necessary to maintain such order and condition, whether such repairs be interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen. When used in this Lease, the term "repairs" shall include replacements and renewals when necessary to maintain such building and other improvements in the prescribed order and condition, and all such repairs made by Lessee shall be at least equal in quality and usefulness to the building and such other improvements as may from time to time be located upon the demised land. Lessee shall keep and maintain all portions of the Premises and any sidewalks, parking areas, curbs and access ways adjoining them in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice. Lessor agrees, to the extent permitted by the terms thereof, to make available to Lessee the benefit of any third party warranty or guarantee held by Lessor which may cover any of the foregoing repairs.

            (b) Major Repairs. Notwithstanding the foregoing, if the useful life of any repairs to be performed by Lessee under this Lease would extend beyond the end of the lease term, then with respect to any such item or items the cost of which (after deducting any insurance proceeds available with respect thereto) would exceed $50,000, Lessor shall promptly reimburse Lessee for Lessor's share of the excess cost of such repairs, to the extent hereinafter provided. Lessor's share shall equal the unamortized balance of the excess cost which would remain as of the end of the lease term after amortizing the excess cost on a straight-line basis over the useful life of such repairs. As a condition to Lessor's obligation to contribute to the excess cost of repairs, Lessee agrees that it shall not undertake any such repairs without first submitting a proposal to Lessor, which shall include an estimate of costs and of Lessor's share thereof. Lessor shall have no obligation to share in the cost of any repairs undertaken without its prior written consent.

            (c) Alterations. Lessee shall not, without on each occasion first obtaining Lessor's prior written consent (which consent shall not be unreasonably withheld), make or permit to be made any alterations, improvements or additions to the Premises; except that Lessee may, without the consent of Lessor, make minor alterations and improvements to the interior of the building on the demised land provided that they do not impair the structural strength of the building or reduce its value, and provided further that Lessee shall take or cause to be taken all steps that are required or permitted by law in order to avoid the imposition of any mechanics' liens upon the Premises, and provided further that the occupants of any adjoining real estate owned by Lessor are not disturbed or annoyed by reason thereof. Except as otherwise provided in Section 6 (Lessee's Fixtures), all alterations, improvements, additions, repairs and all other property attached to or used in connection with the building or any part thereof made or installed on the Premises by or on behalf of Lessee shall immediately upon completion or installation thereof be and become part of the Premises and the property of Lessor without payment therefor by Lessor and shall be surrendered to Lessor upon the expiration or earlier termination of the term of this Lease.

            (d) Restoration of Fire Damage. If the building or other improvements on the demised land shall be damaged or destroyed by fire or other casualty, Lessee, at Lessee's sole cost and expense, shall promptly and diligently proceed to repair, rebuild or replace such building and other improvements, so as to restore the Premises to the condition in which they were immediately prior to such damage or destruction. The net proceeds of any insurance recovered by reason of such damage or destruction in excess of the cost of adjusting the insurance claim and collecting the insurance proceeds (such excess being hereinafter called the "net insurance proceeds") shall be held in trust by Lessor or, if requested by Lessor, any of the Mortgagees and released for the purpose of paying the fair and reasonable cost of restoring such building and other improvements. Such net insurance proceeds shall be released from time to time as the work progresses to Lessee or to Lessee's contractors. Prior to the commencement of the work, Lessee shall deliver to Lessor reasonable proof that such net insurance proceeds are adequate to pay the cost of such restoration. If such net insurance proceeds are not adequate, Lessee shall pay, out of funds other than such net insurance proceeds and shall furnish proof to Lessor of the payment of such excess for work performed before Lessor or any such Mortgagee shall release any part of such net insurance proceeds. If such net insurance proceeds are more than adequate, the amount by which such net insurance proceeds exceed the cost of restoration (the "Excess Proceeds") will be retained by Lessor or at Lessor's request, applied to repayment of any mortgage secured by the Premises; provided, however, that if Lessee is able to demonstrate to Lessor's reasonable satisfaction that the quality of the restoration equals or exceeds the quality of the Premises as constructed prior to the destruction or damage, and that the payment of the Excess Proceeds does not otherwise reflect compensation for any diminution in the value of the Premises as restored, then, subject to the prior written consent of the Mortgagees, Lessee shall be entitled to receive one-half of the Excess Proceeds. If more than fifty percent (50%) of the building located on the Premises (measured in terms of value immediately prior to and immediately following the destruction) shall be destroyed or damaged by fire or other casualty, and if the unexpired portion of the term of this Lease shall be two
(2) years or less at the date of the damage, then Lessee may, by giving written notice within forty-five (45) days after such occurrence, elect to terminate this Lease, in which case Lessor shall be entitled to the net insurance proceeds.

      9. Lessor's Right of Entry. Lessee agrees to permit Lessor and the authorized representatives of Lessor and any of the Mortgagees or any prospective mortgagee to enter the Premises at all reasonable times for the purpose of inspecting them and making any necessary repairs thereto and performing any work therein that may be necessary by reason of Lessee's failure to make such repairs or perform any such work required of Lessee under this Lease; provided that, if reasonable under the circumstances, Lessor shall give Lessee prior written notice of its intent so to enter. Nothing herein shall imply any duty upon the part of Lessor to do any such work which under any provision of this Lease Lessee may be required to perform and the performance thereof by Lessor shall not constitute a waiver of Lessee's default in failing to perform it. During the progress of any work in the Premises Lessor may keep and store in the Premises all necessary materials, tools and equipment. Lessor shall not in any event be liable for inconvenience, annoyance, disturbance or other damage to Lessee by reason of making such repairs or the performance of such work in the Premises or on account of bringing materials, supplies and equipment into or through the Premises during the course thereof and the obligations of Lessee under this Lease shall not thereby be affected in any matter whatsoever, and the cost of each of such repairs or the performance of such work shall be payable by Lessee to Lessor pursuant to and in accordance with Section 24 hereof (Curing Lessee's Defaults). Lessor also shall have the right to enter the Premises at all reasonable times to exhibit the Premises to any prospective purchaser, tenant and/or mortgagee thereof.

            10. Non-Abatement of Rent. It is understood and agreed that, except as expressly provided in this Lease, damage to or destruction of all or any portion of the Premises by fire or by any other cause shall not terminate this Lease nor entitle Lessee to surrender the Premises nor in any way affect Lessee's obligation to pay the minimum rent, additional rent and other sums payable hereunder, and, except as expressly provided in this Lease, there shall be no abatement, diminution or reduction of the minimum rent, additional rent or other sums payable hereunder for any cause whatsoever.

            11. Net Lease. It is the intention of the parties hereto that this Lease is a "triple net lease" and that Lessor shall receive the minimum rent hereinabove provided as net income from the Premises, not diminished by (a) any imposition of any public authority of any nature whatsoever during the entire term of this Lease notwithstanding any changes in the method of taxation or raising, levying or assessing any imposition, or any changes in the name of any imposition, or (b) any expenses or charges required to be paid to maintain and carry the Premises or to continue the ownership of Lessor, other than payments under any mortgage now existing or hereafter created by Lessor, and any income or excess profits taxes assessed against Lessor, and any corporation capital stock and franchise taxes imposed upon Lessor, and except as otherwise expressly provided in this Lease.

            12. Utility Charges. Lessee shall be solely responsible for and shall promptly pay all rents and charges for water and sewer services and all costs and charges for gas, steam, heat, light, electricity, power, telephone and any other utility or service used or consumed in or servicing the Premises and all other costs and expenses involved in the care, management and use thereof.

            13. No Services by Lessor. It is expressly agreed that Lessor is not and shall not be required to render any services of any kind to Lessee, except as expressly provided in this Lease.

            14. Governmental Regulations. The term "Legal Requirements" means all laws and ordinances and notices, orders, rules, regulations and requirements of all federal, state and local governments and appropriate departments, commissions, boards and officers thereof, and notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted exercising similar functions, relating to all or any part of the Premises, exterior as well as interior, foreseen or unforeseen, ordinary as well as extraordinary, structural as well as non-structural, or to the use or manner of use of the Premises or the sidewalks, parking areas, curbs and access ways adjoining the Premises. Lessor shall at its expense comply with and be responsible for all Legal Requirements relating to or arising out of the use of the Premises by Lessor, Lessor's prior occupants or lessees, or any prior owner or operator of the Premises and all Legal Requirements enacted before the commencement date of the Term requiring any repairs to the Premises. Lessee shall at its expense comply with and be responsible for all Legal Requirements relating to or arising out of Lessee's use of the Premises during the Term requiring any repairs to the Premises, provided that, if the useful life of any major repairs to be performed by Lessee hereunder would extend beyond the end of the Term, Lessor shall reimburse Lessee for Lessor's share of the cost of such repairs, to the extent provided for with respect to major repairs under Section 8(b). Without limiting the generality of the foregoing, Lessee shall keep in force at all times all licenses, consents and permits necessary for the lawful use of the Premises for the purpose herein provided and Lessee shall pay all personal property taxes which are or may be assessed, levied or imposed upon Lessee in connection with Lessee's use and occupancy of the Premises or the operation of its business upon the Premises. Lessee shall likewise observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Premises. Lessee's obligations with respect to costs attributable to the Term, as hereinbefore provided, shall survive termination of the Lease. Notwithstanding anything to the contrary in this Section 14 or elsewhere in this Lease, Lessor's liability with respect to Environmental Laws shall be governed by and subject to the limitations provided in Sections 27(i) and 27(j) of this Lease.

      15. Use of Premises. The Premises may be used and occupied by Lessee for the conduct of its business, including office, warehouse, manufacturing and for any other lawful purpose which complies with applicable zoning ordinances and private restrictions (the "Permitted Uses").

      16. Mechanic's Liens, etc.

            (a) No Liens. Lessee will not create or permit to be created or remain, and will discharge, any lien, encumbrance or charge (levied on account of any imposition or any mechanic's, laborer's or materialman's lien) which might be or become a lien, encumbrance or charge upon the Premises or any part thereof or the income therefrom, having any priority or preference over or ranking on a parity with the estate, rights and interest of Lessor in the Premises or any part thereof or the income therefrom, and Lessee will not suffer any other matter or thing whereby the estate, rights and interest of Lessor in the Premises and any part thereof might be impaired; provided that any mechanic's, laborer's or materialman's lien may be discharged in accordance with subsection (b) of this Section.


            (b) Discharge of Liens. If any mechanic's, laborer's or materialman's lien shall at any time be filed against the Premises or any part thereof, Lessee, within fifteen (15) days after notice of the filing thereof, will cause it to be discharged of record by payment, deposit, bond, order of the court of competent jurisdiction or otherwise. If Lessee shall fail to cause such lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Lessor may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event, Lessor shall be entitled, if Lessor so elects, to compel the prosecution of any action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Lessor and all costs and expenses incurred by Lessor in connection therewith, together with interest thereon, at the rate of six percent (6%) per annum if Lessee is an individual, partnership or joint venture and at the rate of twelve percent (12%) per annum if Lessee is a corporation, from the respective dates of Lessor's making of the payments and incurring of the costs and expenses, shall constitute additional rent payable by Lessee under this Lease and shall be paid by Lessee to Lessor on demand.

            (c) Waiver of Liens. Notwithstanding anything to the contrary set forth in this Section, prior to the making of any alterations, additions or improvements to the Premises, Lessee shall cause to be filed in the Office of the Prothonotary of the County in which the Premises are located a Waiver of Mechanics' and Materialmen's Liens in form reasonably satisfactory to Lessor's counsel, such waivers to be binding on all subcontractors and materialmen.

            (d) No Consent of Lessor Intended. Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Lessor, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific alteration, addition, improvement or repair to the Premises or any part thereof, nor as giving Lessee any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Premises or any part thereof.


      17. Indemnification.


            (a) Indemnification of Lessor. Lessee agrees to indemnify and save harmless Lessor and any Mortgagee from and against any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the occupancy, conduct, operation or management of the Premises or from any work or thing whatsoever now or hereafter done or which was not done by Lessee in or on the Premises, or arising from any breach or default on the part of Lessee in the performance of any covenant or agreement on the part of Lessee to be performed pursuant to the terms of this Lease, or under the law, arising from any act, neglect or negligence of Lessee, or any of its agents, contractors, servants, employees, or licensees, or arising from any accident, injury or damage whatsoever caused by any person, firm or corporation other than Lessor or Lessor's agents, contractors, servants, employees, or licensees, occurring during the term of this Lease, in or about the Premises, and from and against all costs, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon (including without limitation the fees of attorneys, investigators and experts); and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor covenants at Lessee's cost and expense to resist or defend such action or proceeding or to cause it to be resisted or defended by an insurer.

            (b) Indemnification of Lessee. Lessor agrees to indemnify and save harmless Lessee from and against any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any work or thing whatsoever now or hereafter done or which was not done by Lessor in or on the Premises, or arising from any breach or default on the part of Lessor in the performance of any covenant or agreement on the part of Lessor to be performed pursuant to the terms of this Lease, or under the law, arising from any negligence of Lessor, or any of its agents, contractors, servants, employees, or licensees, or arising from any accident, injury or damage whatsoever caused by any person, firm or corporation occurring during any period prior to or after the term of this Lease (not including any period after the term when Lessee owns the Premises), in or about the Premises, and from and against all costs, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon (including without limitation the fees of attorneys, investigators and experts), but only to the extent Lessee has not waived such claims pursuant to Section 18 hereof; and in case any action or proceeding be brought against Lessee by reason of any such claim, Lessor upon notice from Lessee covenants at Lessor's cost and expense to resist or defend such action or proceeding or to cause it to be resisted or defended by an insurer. The provisions of this Section 17(b) shall not apply to the Losses, as defined in
Section 27(j) of this Lease.

      18. Waiver of Claims Against Lessor. Except to the extent that Lessor has expressly assumed obligations under the terms of this Lease, Lessor and Lessor's agents, servants, and employees shall not be liable for, and Lessee, to the full extent it may do so, hereby releases and relieves Lessor, its agents, servants, and employees for, all liability to Lessee in connection with any and all loss of life, personal injury, damage to or loss of property, or loss or interruption of business occurring to Lessee, its agents, servants, employees, invitees, licensees, visitors, or any other person, firm, corporation or entity, in or about or arising out of the Premises, from, without limitation, (a) any fire, other casualty, accident, occurrence or condition in or upon the Premises; (b) any defect in or failure of (i) plumbing, sprinkling, electrical, heating or air conditioning systems or equipment, or any other systems and equipment of the Premises, and (ii) the elevators, stairways, railings or walkways of the building located on the Premises; (c) any steam, gas, oil, water, rain or snow that may leak into, issue or flow from any part of the Premises from the drains, pipes or plumbing, sewer or other installation of same, or from any other place or quarter; (d) the breaking or disrepair of any installations and equipment;
(e) the falling of any fixture or wall or ceiling materials; (f) broken glass;
(g) latent or patent defects; (h) the exercise of any rights by Lessor under the terms and conditions of this Lease unless in connection therewith Lessor acts in a manner which constitutes negligence or willful or wanton misconduct; (i) any acts or omissions of the other tenants or occupants of the building located on the Premises or of nearby buildings; (j) any acts or omissions of other persons;
(k) any acts or omissions of Lessor, its agents, servants and employees unless such acts or omissions constitute negligence or willful or wanton misconduct; and (l) theft, Act of God, public enemy, injunction, riot, strike, insurrection, war, court order, or any order of any governmental authorities having jurisdiction over the Premises.

      19. Quiet Enjoyment. Lessee, upon paying the minimum rent, additional rent and other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the term of this Lease without entrance or molestation by anyone claiming by or through Lessor, subject, however, to the exceptions, reservations and conditions of this Lease.

      20. Condemnation.

            (a) Condemnation of Entire Premises. Except as provided in Subsection (b) of this Section, if all or any part of the Premises is taken or condemned for a public or quasi-public use, this Lease shall terminate as of the date title to the condemned real estate vests in the condemnor and the rent herein reserved shall be apportioned and paid in full by Lessee to Lessor to that date and all rent prepaid for periods beyond that date shall forthwith be repaid by Lessor to Lessee and neither party shall thereafter have any liability hereunder.

            (b) Partial Condemnation. If any part of the Premises is taken or condemned for a public or quasi-public use and Lessee's ability to conduct business in the remaining part of the Premises (after restoration as hereinafter provided) is not substantially diminished, Lessor shall restore the building and other improvements upon the demised land to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking provided the cost of the same as reasonably estimated by Lessor does not exceed the amount of the condemnation award, or $2,000,000, whichever is less, and there shall be an equitable abatement of the minimum rent according to the value of the Premises before and after the taking. In the event that the parties are unable to agree upon the amount of such abatement, either party may submit the issue for arbitration pursuant to the rules then obtaining of the American Arbitration Association and the determination or award rendered by the arbitrator/s/ shall be final, conclusive and binding upon the party and not subject to appeal, and judgment thereon may be entered in any court of competent jurisdiction.

            (c) Award. Lessee shall have the right to make a claim against the condemnor for moving and related expenses which are payable to tenants under
Section 1-601A of the Eminent Domain Code of Pennsylvania. Except as aforesaid, Lessee hereby waives all claims against Lessor and all claims against the condemnor, and Lessee hereby assigns to Lessor all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in the value of Lessee's leasehold interest.

            (d) Temporary Taking. If the condemnor should take only the right to possession for a fixed period of time or for the duration of an emergency or other temporary condition, then, notwithstanding anything hereinabove provided, this Lease shall continue in full force and effect without any abatement of rent, but the amounts payable by the condemnor with respect to any period of time prior to the expiration or sooner termination of this Lease shall be paid by the condemnor to Lessor and the condemnor shall be considered a subtenant of Lessee. If the amounts payable hereunder by the condemnor are paid in monthly installments, Lessor shall apply the amount of such installments, or as much thereof as may be necessary for the purpose, toward the amount of rent due from Lessee as rent for the period, and Lessee shall pay to Lessor any deficiency between the monthly amount thus paid by the condemnor and the amount of the rent, while Lessor shall pay over to Lessee any excess of the amount of the award over the amount of the rent.

      21. Assignment and Subletting. Lessee shall not assign, mortgage, pledge or encumber this Lease, or sublet the whole or any part of the Premises, without on each occasion first obtaining the prior written consent of Lessor, which consent Lessor may not unreasonably withhold. In the event of any assignment of this Lease made as aforesaid with Lessor's consent, Lessee shall, nevertheless, remain liable for the performance of all of the terms, conditions and covenants of this Lease and Lessee shall require and cause at the time of such assignment any assignee to execute and deliver to Lessor an assumption of liability agreement in form satisfactory to Lessor, including an assumption by the assignee of all of the obligations of Lessee and the assignee's ratification of and agreement to be bound by all of the provisions of this Lease. Notwithstanding the provisions of this Section 21, Lessee may sublet or assign this Lease, without the consent of Lessor, to any corporation or partnership that controls or is controlled by, or is in under common control with Lessee, or any corporation resulting from the merger or consolidation with Lessee, or to any entity that acquires all of the assets as a going concern of the business that is being conducted on the Premises, provided (i) Lessee gives Lessor at least thirty (30) days prior written notice of any such assignment, and (ii) such assignee's intended use of the Premises is substantially similar to Lessee's then current use, and will not materially increase any environmental hazards with respect to the Premises.


      22. Subordination. This Lease shall be prior in right and shall not be subordinate to any mortgages, deeds of trust or other encumbrances that may now or hereafter be in existence against all or any part of the Premises; provided, however, at the option of Lessor, Lessee shall subordinate this Lease to any such encumbrance if Lessor provides the agreement (the "Nondisturbance Agreement") of the holder of such encumbrance in the form of Exhibit "C" attached as a part of this Lease. Lessee further agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage and/or other encumbrance and such further instrument or instruments of attornment as shall be desired by any mortgagee or proposed mortgagee or by any other person. Notwithstanding the foregoing, any holder of any mortgage may at any time subordinate its mortgage to this Lease, without Lessee's consent, by notice in writing to Lessee, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery and in that event such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and deliver of the mortgage and had been assigned to such mortgagee.

      23. Certificates. Lessee and Lessor each agrees at any time and from time to time, within fifteen (15) days after written request of the other, to execute, acknowledge and delivery to the other a written instrument in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), and the dates to which minimum rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate the other party is in default in the performance of any covenant, agreement or condition contained in the Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser of the fee or any mortgagee thereof or any assignee of Lessor's or Lessee's interest in this Lease or of any mortgage upon the fee of the Premises, or any part thereof.

      24. Curing Lessee's Defaults. If Lessee shall be in default in the performance of any of its obligations hereunder, Lessor may (but shall not be obligated to do so), in addition to any other rights it may have in law or equity, cure such default on behalf of Lessee, and Lessee shall reimburse Lessor upon demand for any sums paid or costs incurred by Lessor in curing such default, including interest at the rate of twelve percent (12%) per annum from the respective dates of Lessor's making of the payments and incurring of the costs, on all sums advanced by Lessor as aforesaid, which sums and costs together with interest thereon shall be deemed additional rent payable hereunder.


      25. Notices; Payment of Rent. All notices, demands, requests, consents, certificates and waivers from either party to the other shall be in writing and shall be deemed to have been duly given if hand delivered against receipt or sent by United States registered or certified mail return receipt requested, postage prepaid, addressed to Lessor at 43 Red Fox Drive, New Hope, Pennsylvania 18938, and addressed to Lessee at the Premises, with a copy to Sauer-Sundstrand Company, 2800 East 13th Street, Ames, Iowa 50010, Attention: Kenneth D. McCuskey, or to such other address as the party to receive the notice, demand, request, consent, certificate or waiver may hereafter designate by written notice to the other. All payments of rent hereunder shall be made without any right of set-offs whatsoever to Lessor at the address from time to time designated as aforesaid for the giving of notice. All notices, demands, requests, consents, certificates and waivers shall be deemed to have been given when deposited in the United States mail as aforesaid.

      26. Adverse Possession. Lessee shall not suffer or permit the Premises or any portion thereof to be used by the public, as such, without restriction or in such manner as might reasonably tend to impair Lessor's title to the Premises or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such or of implied dedication of the Premises or any portion thereof.

      27. Environmental Compliance. Without limiting the generality of any provisions set forth elsewhere in this Lease, Lessee agrees as follows:


            (a) Lessee shall not (either with or without negligence) cause or permit the escape, disposal or release of any Hazardous Substances, as hereinafter defined, on, in or under the Premises. Lessee shall not allow the storage or use of such substances in any manner not sanctioned by law or by the reasonable standards prevailing in the industry for the storage and use of such substances, nor allow to be brought onto the Premises any such substances except to use in the ordinary course of Lessee's business. Lessee covenants and agrees that the Premises will, at all times during its use or occupancy thereof, be kept and maintained so as to comply with all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local, and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters, or regulating, prohibiting or otherwise having to do with Hazardous Substances or asbestos and all other toxic, or hazardous, wastes (collectively called "Environmental Laws"). Lessee agrees to clean up all spills and discharges of Hazardous Substances on the Premises which occur during the Term, in a manner which shall comply with all applicable Environmental Laws. Lessee shall notify Lessor in writing of all such incidents.


            (b) Lessee shall immediately deliver to Lessor a copy of any summons, citation, directive, notice, complaint, letter or other communication from any federal, state or local environmental agency, concerning any alleged violations of any Environmental Laws or regulations on the Premises, or concerning any investigation or request for information relating to the use, generation, handling, treatment, storage or disposal of Hazardous Substances in connection with the Premises.

            (c) Upon request, Lessee shall cooperate in obtaining evidence of compliance with any environmental law, regulation, order of any governmental authority, which cooperation may include, without limitation, providing affidavits, reports or responses to questions.

            (d) Lessor and its engineers, technicians, and consultants (collectively the "Auditors") may, at Lessor's sole cost and expense, and from time to time as Lessor deems appropriate, conduct periodic tests and examinations

("Audits") of the Premises to confirm and monitor Lessee's compliance with the Lease. Such Audits shall be conducted in such a manner as to minimize the interference with Lessee's permitted activities on the Premises; however, in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Lessee's compliance with this Lease. Lessee shall fully cooperate with Lessor and its Auditors in the conduct of such Audits.

            (e) Lessee shall indemnify, defend and hold Lessor, its partners, affiliates, parents, officers, directors and employees, and other occupants of the Premises (collectively, the "Indemnitees"), free, harmless and indemnified from any expenses, penalties, fines, claims, demands, liabilities, costs, personal injuries, property damage, actions and causes of action, suits, debts, judgments, demands or charges whatsoever which the Indemnitees shall or may incur, or which any such party would otherwise incur, by reason of Lessee's failure to comply with Section 27 of this Lease.

            (f) For the purposes of this Section, the Premises shall include the real estate covered by this Lease; all improvements; all personal property used in connection with the Premises (including that owned by Lessee); and the soil, groundwater and surface water of the Premises.

            (g) The covenants contained in this Section shall survive the expiration or termination of this Lease, and shall continue for so long as Lessor and its successors and assigns, and the Indemnitees, may be subject to any expenses, obligations, penalties, fines, claims, demands, liabilities, costs, personal injuries, property damage, actions and causes of action, suits, debts, judgments, demands or charges whatsoever against which Lessee has agreed to indemnify the Indemnitees under this Lease.

            (h) All terms, except as otherwise defined herein, shall have the meanings as set forth in the Lease. For purposes hereof, Hazardous Substances shall mean:

                  i. any "Hazardous Substance," "Pollutant" or "Contaminant" (as defined in Section 101(14) and (33) of the Comprehensive Environmental Response and Compensation and Liability Act ("CERCLA"), 42 U.S.C.A. Section 9601(14) and
(33)) or 40 C.F.R. Part 302;

                  ii. any hazardous substance, hazardous waste or solid waste, as those terms are defined in applicable state or local law;

                  iii. any substances containing petroleum as that term is defined in Section 9001(8) of the Resource Conservation and Recovery Act, as amended, 42 U.S.C.A. Section 6991(8) or 40 C.F.R. 280.1; or

                  iv. any other substance for which any governmental entity requires special handling in its collection, storage, treatment or disposal.

            (i) Lessor represents and warrants to Lessee as follows: except as provided in Schedule 5(u) to the Stock Purchase Agreement, which is hereby incorporated into this Lease as if it were a schedule hereto, the Premises are not currently in violation of, and are not subject to any existing, pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under, any Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Premises; except as provided in
Schedule 5(u) to the Stock Purchase Agreement, (i) no hazardous substances, pollutants, contaminants or solid wastes have been disposed of or otherwise released in, on or under the Premises and (ii) all Hazardous Substances utilized in connection with the Premises have been properly managed, transferred and transported and disposed of; and, except as provided in Schedule 5(u) to the Stock Purchase Agreement, all facilities of the Premises when operated under normal conditions and at their maximum rated capacity, will not violate any existing standard, or proposed standard as to which public notice has been given, relating to the environment, including, without limitation, any such standards relating to clean air, clean water or the treatment, storage or disposal of hazardous or toxic substances, including, without limitation, any constituent thereof.

            (j) Subject to the terms and conditions of this Section 27(j), notwithstanding the execution or the delivery of this Lease, and regardless of any investigation at any time made by or on behalf of Tenant or of any information Tenant may have in respect thereto, Lessor shall indemnify and save and hold Tenant harmless from and against any damage, liability, loss, deficiency, settlement, fees, penalties or expenses (including without limitation, reasonable attorneys' fees and other reasonable costs and expenses incident to any suit, action proceeding, demand, assessment, judgment, penalty, or investigation or defense of any claim) (collectively "Losses") arising out of or resulting from Losses relating to any of the matters referred to in Section 11(a)(ii) of the Stock Purchase Agreement, the provisions of which are hereby incorporated by reference in this Section 27(j) as if they were set forth at length herein, or the inaccuracy or breach of any representation or warranty set forth in Section 27(i). Provided, however, that Lessor shall not be obligated to indemnify Lessee until the aggregate amount of the Losses exceed $60,000 and the Lessee's sole right of indemnification with respect to the Losses shall be to offset such Losses against the rent payments due Lessor from Lessee under this Lease.

      28. Condition of Title and of Premises. Lessor represents and warrants that Lessor is owner of the Premises free and clear of any claims, liens or encumbrances except as set forth in Exhibit "D" attached as a part of this Lease;

that the Premises have direct and unencumbered access to Terry Drive, which is a publicly dedicated thoroughfare; that all public utilities necessary for the operation of Lessee's current business activities are available at the Premises; that the zoning laws, any private restrictions applicable to the Premises and the physical condition of the Premises permit and are suitable for the operation of Lessee's current business activities and related uses without unusual requirements or undue burdens or risk; that Lessor will keep the Premises free of any private restrictions which prohibit these uses; and that Lessor has good and sufficient right to make this Lease for the term and upon the conditions stated in this Lease.

      29. Surrender. Lessee agrees at the expiration or earlier termination of the term hereof promptly to yield up, reasonably neat, and in the same condition of order and repair in which they are required to be kept throughout the term hereof, the Premises and all improvements, alterations and additions thereto.

      30. Defaults - Remedies. Subject to the provisions of section 31 hereof (Grace Period and Notice of Default), in the event Lessee shall at any time be in default in the payment of rent herein reserved, or of any other sum required to be paid by Lessee under this Lease, or in the performance of or compliance with any of the terms, covenants, conditions or provisions of this Lease, or if Lessee shall be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors or shall file a bill in equity or otherwise initiate proceedings in bankruptcy or for reorganization or an arrangement under any federal or state law, or if any proceedings in bankruptcy or for the appointment of a receiver shall be instituted by any creditor of Lessee under any state or federal law, or if Lessee is levied upon and is about to be sold out upon the Premises under execution or other legal process (the occurrence of any such event to constitute an event of default and a breach under this Lease), then and in addition to any other rights or remedies Lessor may have under this Lease or at law or in equity, Lessor shall have the following rights:

            (a) To re-enter the Premises and remove all persons and all or any property therefrom, either by summary dispossess proceedings or any suitable action or proceeding at law, and repossess and enjoy the Premises, together with all additions, alterations and improvements. Upon recovering possession of the Premises by reason of or based upon or arising out of a default on the part of Lessee, Lessor may, at Lessor's option, either terminate this Lease or make such alterations and repairs as may be necessary in order to relet the Premises and relet the Premises or any part or parts thereof, either in Lessor's name or otherwise, for a term or terms which may at Lessor's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and at such rent or rents and upon such other terms and conditions, and to such person or persons as may be available through the exercise of commercially reasonable efforts; upon each such reletting all rents received by Lessor from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and all costs of such alterations and repairs; third, to the payment of "rent" (which shall be deemed to include, without limitation, all charges, payments, costs and expenses herein agreed to be paid by Lessee) due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as it may become due and payable hereunder. If such rental is to a person or entity controlling or controlled by Lessor at a rate that is less than market rate, then the Lessor shall be deemed to have received rent equal to the market rate. If such rentals received from such reletting during any month shall be less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly, or at the option of the Lessor, the total of all projected monthly deficiencies, through the entire unexpired balance of the term of this Lease, shall be accelerated and shall be deemed due and payable immediately by Lessee as if, by the terms and provisions of this Lease, such accelerated rent and other charges, payments, costs and expenses were on that date payable in advance. No such re-entry or taking possession of the Premises or the making of alterations and/or improvements thereto or the reletting thereof shall be construed as an election on the part of Lessor to terminate this Lease unless written notice of such intention be given to Lessee. Lessor shall in no event be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting. Lessee, for Lessee and Lessee's successors and assigns, hereby irrevocably constitutes and appoints Lessor Lessee's and their agent to collect the rents due and to become due under all subleases of the Premises or any parts thereof without in any way affecting Lessee's obligation to pay any unpaid balance of rent due or to become due hereunder. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this lease for such previous breach.


            (b) If, after using its reasonable efforts for a commercially reasonable time, Lessor is unable to relet the Premises to a suitable tenant after taking possession of the Premises in accordance with the foregoing Section 30(a), Lessor may, at its option, accelerate the whole or any part of the rent for the entire unexpired balance of the term of this Lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by Lessee, and any rent or other charges, payments, costs and expenses if so accelerated shall, in addition to any and all installments of rent already due and payable and in arrears, and/or other charge or payment herein reserved, included or agreed to be treated or collected as rent and/or any other charge, expense or costs herein agreed to be paid by Lessee which may be due and payable and in arrears, be deemed due and payable immediately as if, by the terms and provisions of this Lease, such accelerated rent and other charges, payments, costs and expenses were on that date payable in advance.

            (c) If, at any time or from time to time after Lessee's payment of accelerated rent in accordance with the provisions of either Section 30(a) or 30(b) above, it is determined that the projected rental deficiency upon which such accelerated payment was based was incorrect in any material respect, either because Lessor was subsequently able to relet the Premises for some portion of the unexpired term, or because Lessor's new tenant failed to pay the rental projected to be paid for any reason, then the accelerated rent shall be redetermined, and if there was a deficiency therein Lessee shall pay such further amount to Lessor, and if there was an overpayment, Lessor shall reimburse Lessee to the extent of the overpayment, provided that Lessor shall be entitled to offset against that amount the costs of collection thereof (including reasonable attorney's fees).


            (d) No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy herein or by law provided but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

            (e) No waiver by Lessor of any breach by Lessee of any of Lessee's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by landlord to seek a remedy for any breach by Lessee be a waiver by Lessor of any rights and remedies with respect to such or any subsequent breach.

      31. Grace Period and Notice of Default. Notwithstanding anything hereinabove stated, Lessor agrees that Lessor will not exercise any right or remedy provided for in this Lease or allowed by law because of any default of Lessee, unless Lessor shall have first given written notice thereof to Lessee, and Lessee, within a period of fifteen (15) days thereafter shall have failed to pay money, or if the default consists of something other than the failure to pay money, Lessee shall have failed, within thirty (30) days thereafter to begin the correction of the default or fails to fully correct the default within ninety
(90) days thereafter; provided, however, that no such notice from Lessor shall be required nor shall Lessor be required to allow any part of the said notice period if Lessee shall have filed a petition in bankruptcy or for reorganization or a bill in equity or otherwise initiated proceedings for the appointment of a receiver of Lessee's assets, or if a receiver or trustee is appointed for Lessee and such appointment and such receivership or trusteeship is not terminated within ninety (90) days, or if Lessee makes an assignment for the benefit of creditors or if Lessee is levied upon and is about to be sold out upon the Premises by any sheriff, marshal or constable.

      32. Lessor's Waiver. At the request of Lessee, Lessor shall execute, in form reasonably acceptable to Lessor, subordination of Lessor's lien in favor of any bona fide third party financial institution which supplies funds for the purchase of furniture, inventory or equipment used in the demised premises (whether by lease or by loan) or a bona fide third party supplier of furniture, inventory or equipment used in the demised premises who leases the same pursuant to a bona fide lease or retains a security interest.

      33. Brokers. Lessee represents and warrants to Lessor that Lessee has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder and that no broker or finder called the Premises to Lessee's attention for lease or took any part in any dealings, negotiations or consultations with respect to the Premises or this Lease, except as otherwise disclosed to Lessor in writing prior to the execution hereof. In the event that any broker or finder claims to have submitted the Premises to Lessee, to have induced Lessee to lease the Premises or to have taken part in any dealings, negotiations or consultations with respect to the Premises or this Lease, Lessee will be responsible for and will indemnify and save Lessor harmless from and against all costs, fees (including, without limitation, attorney's fees), expenses, liabilities and claims incurred or suffered by Lessor as a result thereof.

      34. Captions. The captions in this Lease are for convenience only and are not a part of this Lease and do not in any way define, limit, describe or amplify the terms and provisions of this Lease or the scope or intent thereof.


      35. Entire Agreement; Interpretation. This Lease represents the entire agreement between the parties hereto with respect to the subject matter hereof, and without limiting the foregoing is intended to supersede the Prior Lease, and there are no collateral or oral agreements or understandings. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and singular number shall include the masculine, feminine and neuter genders and the singular and plural number.


      36. Definition of "Lessor". The word "Lessor" is used herein to include the Lessor named above and any subsequent owner of the Premises, as well as their respective heirs, personal representatives, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as he would have had had he originally signed this Lease as Lessor, including the right to proceed in his own name to enter judgment against Lessee.

      37. Definition of "Lessee". The word "Lessee" is used herein to include each and every person named above as Lessee as well as their heirs, personal representatives, successors and assigns, each of whom shall be under the same obligations, liabilities and disabilities and have only such rights, privileges and powers as he would have possessed had he originally signed this Lease as Lessee. Each and every of the persons named above as Lessee shall be bound jointly and severally by the terms, covenants and agreements contained herein. Any notice required or permitted by the terms of this Lease may be given by or to any one of the persons named above as Lessee, and shall have the same force and effect as if given by or to all thereof.


      38. Option to Purchase. Lessor hereby grants to Lessee, upon and subject to the terms and conditions hereinafter set forth, an option (the "Option") to purchase the Premises at any time on or before February 28, 1999 (the "Option Expiration Date"). If the Option is exercised as hereinafter provided, the purchase price for the Premises shall be the fair market value of the Premises as of the Closing (as hereinafter defined), but with appropriate adjustments to account for any deficiencies in the condition of the Premises resulting from any breach by Lessee of the terms of this Lease. Such adjusted fair market value shall be determined by mutual agreement of Lessor and Lessee, or if the parties are unable to agree on such fair market value within sixty (60) days of the effective date of Lessee's exercise of the Option, then by a recognized and qualified independent appraiser chosen by agreement of the parties, who shall be experienced in evaluating properties similar to the Premises (a "Qualified Appraiser"). If following expiration of the foregoing sixty (60) day period the parties are unable to agree on a mutually acceptable Qualified Appraiser within an additional thirty (30) days, then within ten (10) days thereafter each shall nominate one (1) Qualified Appraiser, and those nominees shall together select a third Qualified Appraiser within twenty (20) days following their selection, which Qualified Appraiser shall thereupon conduct the appraisal and determine the purchase price within sixty (60) days. Except as otherwise provided herein, each party shall pay the fees of its own Qualified Appraiser, and one-half (1/2) the fees of the third Qualified Appraiser. Subject to the limitations hereinafter provided, the Option may be exercised by Lessee at any time during the option period, provided further that Lessee shall have given Lessor at least twelve (12) months, prior written notice of its intent to so exercise, as provided in Section 25, which notice shall include a statement of the proposed purchase price.


            If this purchase option is exercised as aforesaid, the purchase of the Premises shall be upon terms and conditions customary to such transactions, including without limitation the following conditions and provisions:

            (a) If the purchase price determined by the Qualified Appraiser is more than 110% of Lessee's original good faith offer (as stated in the notice of exercise), Lessee may elect to cancel its exercise of the Option by written notice to Lessor given within thirty (30) days after the purchase price has been determined as set forth above, in which case (and except as hereinafter provided) the obligations of Lessor and Lessee with respect to the purchase of the Premises created by Lessee's exercise of the Option shall be null and void, and the Option shall expire. If the Purchase Price determined by the Qualified Appraiser is less than $3,200,000, Lessor may elect to reject Lessee's offer to purchase the Premises by written notice to Lessee given within thirty (30) days after the purchase price has been determined as set forth above, in which case (and except as hereinafter provided) the obligations of Lessor and Lessee with respect to the purchase of the Premises as aforesaid shall be null and void, and the Option shall expire. Notwithstanding the foregoing, if Lessee cancels its exercise of the Option because the purchase price exceeds 110% of the offered price, Lessee shall nevertheless be required to purchase the Premises hereunder if Lessor agrees to accept a purchase price equal to 110% of the offered price; and if Lessor rejects the offer because the purchase price is less than $3,200,000, Lessor shall nevertheless be required to sell the Premises hereunder if Lessee agrees to purchase the Premises for $3,200,000; in either case, the party seeking to reinstate the purchase/sale as aforesaid shall give written notice of its election to do so within fifteen (15) days of receiving the foregoing notice of cancellation. If either party cancels the purchase and sale as aforesaid, the cancelling party shall reimburse the other for fees it paid to all appraisers in connection with this Option.

            (b) The closing of the purchase of the Premises shall take place on a day specified by Lessee, which shall be at least thirty (30) days after the purchase price for the Premises has been determined, but not later than the last day of the Initial Term.

            (c) Rent on the Premises and other charges provided for in this Lease shall be prorated as of the date of closing. The parties shall each pay one-half of any realty transfer taxes.

            (d) Lessee intends to obtain a report on the title to the real estate constituting the Premises and a commitment from a title insurance company selected by Lessee (the "Title Company"), in which the Title Company shall agree, subject to the conditions of the commitment, which shall not be inconsistent with Lessor's obligations hereunder, to issue to Lessee forthwith after Lessor's Special Warranty Deed shall be placed of record an owner's policy of title insurance in the form then used by the Title Company, in an amount not less than the purchase price specified above.

            (e) On or before the closing date, Lessor shall deliver to the Title Company Lessor's Special Warranty Deed from Lessor to Lessee, properly executed and conveying the Premises in marketable fee simple to Lessee free and clear of all liens and encumbrances whatsoever, except for existing building restrictions, ordinances, easements of roads, easements visible on the ground, privileges or rights of public service companies, if any, items listed on Exhibit "D" to this Lease, and any liens or encumbrances created or existing in violation of Lessee's obligations under this Lease. Lessor shall provide Lessee the documentation required by the Internal Revenue Service under the Foreign Investment in Real Property Tax Act and all documentation required by the Title Company for the deletion from its owner's policy of any exception pertaining to mechanic's liens arising from labor or materials furnished to the Premises at the instance of Lessor. Lessee shall then and there pay to the Title Company for the account of Lessor the cash payment due on delivery of the deed provided for above.

            (f) When the Title Company shall be ready to deliver its title insurance policy to Lessee, the purchase of the Premises shall be deemed to be consummated and Lessor shall at such time be entitled to receive the money held by the Title Company for delivery to Lessor and Lessee shall at such time be entitled to receive the Title Company's title insurance policy. Lessee shall pay the cost of the title insurance policy. The Special Warranty Deed shall be delivered to Lessee as soon as it has been recorded.

            (g) If at the Closing the commitment for title insurance is not in conformity with the provisions of Section 38(e), then subject to the following provisions Lessee may elect to cancel its exercise of the Option by written notice to Lessor, in which case the obligations of Lessor and Lessee with respect to the purchase of the Premises created by Lessee's exercise of the Option shall be null and void, and the Option shall expire; provided, however, that if there is a deficiency in the title commitment as aforesaid and Lessee elects to terminate as a result thereof, Lessor shall have the option but not the obligation to extend the Closing for a period of no more than sixty (60) days, in order to correct such deficiency. If Lessee fails to exercise its rights under this subsection (g), it shall take title to the Premises "as is," and without abatement of the purchase price.

            (h) The parties acknowledge and agree that the Option Expiration Date may be accelerated if there is an event of default under Lessor's loan arrangements with the Mortgagees, under the circumstances and subject to the terms and conditions set forth in the Nondisturbance Agreement, which terms and conditions are incorporated by reference in this Section 38, subject to the following agreements. Notwithstanding any provision of the Nondisturbance Agreement to the contrary, if Lessor's default under its loan arrangements with the Mortgagees is the direct result of a default by Lessee under the terms of this Lease, then Lessee shall not have the right to exercise the Option and purchase the Premises for $3,200,000. In such event, and notwithstanding any provision of the Nondisturbance Agreement to the contrary, the purchase price for the Premises shall be its market value, determined in accordance with the foregoing provisions of this Section 38, but with the time periods for fixing market value accelerated as follows: within fifteen (15) days of their receipt of the notice of default from Mortgagees (as provided for in the Nondisturbance Agreement), Lessor and Lessee shall choose the Qualified Appraiser; if following expiration of the foregoing fifteen (15) day period the parties are unable to agree on a mutually acceptable Qualified Appraiser, then within five (5) days thereafter each shall nominate one (1) Qualified Appraiser, and those nominees shall together select a third Qualified Appraiser within an additional five (5) days following their selection, which Qualified Appraiser shall thereupon conduct the appraisal and determine the purchase price within forty-five (45) days.

            If Lessee shall fail to exercise the Option in accordance with the foregoing provisions and in a timely manner, i.e., at least twelve (12) months prior to the Option Expiration Date, or having properly exercised the Option shall (i) fail to fulfill its agreements set forth herein or (ii) fail to cure any existing or subsequent payment default at or prior to Closing, or if this Lease shall be terminated in accordance with its terms (or if Lessor shall have taken possession of the Premises as a result of a default of Lessee) at any time prior to the Option Expiration Date, then the Option shall terminate without further action of the parties, and the provisions of this Section 38 shall be null and void.

      39. Memorandum of Lease. This Lease should not and shall not be filed for record, but in lieu thereof, Lessor and Lessee shall execute a Memorandum of Lease in the form of Exhibit "E" attached hereto to be recorded for the purpose of giving record notice of the appropriate provisions of this Lease.

      40. Consent. Lessor shall not unreasonably withhold its consent with respect to any matter for which Lessor's consent is required or desirable under this Lease. Lessor shall exercise its discretion with respect to all matters provided for in this Lease in a manner which reasonably recognizes the legitimate business interests and concerns of Lessee as well as Lessor, including but not limited to Lessee's need to utilize the Premises in a commercially feasible fashion.

      41. Performance. If Lessor fails to perform any payment obligation under Sections 4(a), 8(b), or 14 of this Lease, and such failure continues more than thirty (30) days after notice in writing from Lessee to Lessor specifying the failure, Lessee may, at its option and without affecting any other remedy hereunder, perform such obligation and deduct the reasonable cost thereof from the next accruing installment or installments of rent payable hereunder until Lessee shall have been fully reimbursed for such expenditures, together with interest thereon at a rate equal to the lesser of twelve percent (12%) per annum or the then highest lawful rate. If this Lease terminates prior to Lessee's receiving full reimbursement, Lessor shall pay the unreimbursed balance plus accrued interest to Lessee on demand.

      42. Abatement. If, as a result of any cause (unless such cause is the result of any action or inaction by Lessee, including without limitation, negligence or default of Lessee, or is governed by or anticipated by Section 8(c) or Section 20 or any other provision of this Lease) the whole or any material part of the Premises shall become untenantable, dangerous, or unavailable for Lessee's use, and if the condition continues for more than sixty
(60) days, after written notice thereof to Lessor, Lessee may, at its option, terminate this Lease by written notice to Lessor, in which event the rent shall be abated as of the date of such election, or as of the date Lessee shall have removed its property and vacated the Premises, whichever is later.

      IN WITNESS WHEREOF, the parties hereto have executed this agreement under seal the day and year first above written.

ATTEST:                             ZEUNER ENTERPRISES, INC.


By: /s/ [ILLEGIBLE]                 By: /s/ [ILLEGIBLE]
   --------------------------          --------------------------
Title: Secretary                    Title: President

[CORPORATE SEAL]

ATTEST:                             CONTROL CONCEPTS, INC.


By: /s/ [ILLEGIBLE]                 By: /s/ [ILLEGIBLE]
   --------------------------          --------------------------
Title: [ILLEGIBLE]                  Title: Vice President

[CORPORATE SEAL]

The undersigned CoreStates Bank, N.A. hereby consents to the execution of the foregoing Agreement of Lease:

CORESTATES BANK, N.A.


By: /s/ [ILLEGIBLE]
   --------------------------
Title:

                                    EXHIBIT A
                                       to
                                 LEASE AGREEMENT


ALL THOSE THREE CERTAIN lots or tracts of land herein described as one situate in the Township of Newtown, County of Bucks Commonwealth of Pennsylvania being known as Lots 9 and 10 as shown on the Final Plan of Section 3, Newtown Industrial Commons dated January 13, 1969 and Lot 5 as shown on the Final Plan of Section 4, Newtown Industrial Commons dated March 16, 1970 and revised April 1, 1970, both of the above referenced Final Plans being prepared by Tri-State Engineers and Land Surveyors, Inc., 801 W. Street Road, Feasterville, Pennsylvania bounded and described as follows:



BEGINNING at a point a corner of a Lot 8 on the Westerly side of Terry Drive (varying width, being 60.00 feet in width at this point) said point being in the middle of a 100.00 feet wide easement, said point also being measured along the Westerly side of the said Terry Drive the two following courses and distances from the Westerly point of reverse curve of the Northwesterly radius corner at the intersection of the said Terry Drive and Pheasant Run (50 feet wide) viz:
(1) by a curve to the left in a Northeasterly direction having a radius of 50.00 feet and for the arc distance of 75.82 feet to a point of compound curve; thence
(2) by a curve to the left in a Northerly direction having a radius of 3000.00 feet and for the arc distance of 319.19 feet; thence from the said point of beginning, along the said Lot 8, along Lots 7 and 6, and passing through the middle of the said 100.00 foot wide easement South 73 degrees 51 minutes 00 seconds West 974.03 feet to a point a corner of the Northeasterly side of Penn Street (60 feet wide); thence along the Northeasterly side of the said Penn Street by a curve to the left in a Northwesterly direction having a radius of
300.00 feet and for the arc distance of 126.53 feet to a point a corner of Lot 4; thence along the said Lot 4 and crossing the Southerly half of another 100.00 foot wide easement North 24 degrees 00 minutes 00 seconds East 572.60 feet to a point in the middle thereof, a corner in line of Lot 2; thence along line of the said Lot 2, passing through the middle of the said 100.00 foot wide easement and crossing the Westerly half of a third 100.00 foot wide easement South 85 degrees 24 minutes 00 seconds East 140.32 feet to a point in the middle thereof, a corner of Lot 11; thence along the said Lot 11 and crossing the Easterly half of the last mentioned 100.00 foot wide easement North 67 degrees 10 minutes 00 seconds East 520.00 feet to a point a corner on the Westerly side of Terry Drive aforesaid, thence along the Westerly side of the said Terry Drive, South 22 degrees 50 minutes 00 seconds East 196.45 feet to a point of curve; thence continuing along the Westerly side of the said Terry Drive by a curve to the right in a Southerly direction having a radius of 3000.00 feet and for the arc distance of 346.46 feet to the point and place of beginning.


CONTAINING 10.4533 Acres.

COUNTY PARCEL NUMBER 29-10-115

                                    EXHIBIT B
                                       to
                               AGREEMENT OF LEASE

"Punch List" Items

1. Repair existing roof leak over the current engineering and accounting departments and conference room.

2. Repair or replace air conditioner in the current manufacturing, engineering and inspection departments.

3. Service, and if necessary, repair or replace air conditioner in current engineering department.

                                                                   EXHIBIT C
                                                              TO LEASE AGREEMENT

                      ASSIGNMENT, SUBORDINATION, ATTORNMENT
                          AND NONDISTURBANCE AGREEMENT


      THIS ASSIGNMENT, SUBORDINATION, ATTORNMENT AND NONDISTURBANCE AGREEMENT (the "Agreement") is made effective as of the ______________ day of February, 1994, among CONTROL CONCEPTS, INC., a Pennsylvania corporation having an address at 15 Terry Drive, Newtown Industrial Commons, Newtown, Pennsylvania 18940 ("Lessee"), ZEUNER ENTERPRISES, INC., a Pennsylvania corporation having an address at __________________________, ("Borrower") and CORESTATES BANK, N.A., a national banking association, which also conducts business as "Philadelphia National Bank", as "CoreStates First Pennsylvania Bank" and as "Hamilton Bank", having an address at 1500 Market Street, P.O. Box 7558, F.C. 1-3-15-70, Philadelphia, PA 19101-7558, Attention: Credit Support Division ("Bank").


                                   BACKGROUND

      A. Borrower, Lessee and Bank have entered into a certain Amended and Restated Loan and Security Agreement dated November 21, 1991, pursuant to which Bank has extended certain credit facilities to Borrower consisting of, inter alia, a loan in the amount of $2,702,581.35 (the "Loan"), which loan is evidenced by a Promissory Note executed by Borrower payable to Bank in the principal amount of $2,702,581.35 (the "Note").

      B. Pursuant to the terms of that certain lease dated September 19, 1986 between Borrower and Lessee (the "Initial Lease"), Lessee leased from Borrower that certain land and building situate at 15 Terry Drive, Newtown Industrial Commons, Newtown Township, Bucks County, Pennsylvania, as more particularly described in the Initial Lease and in Exhibit "A" attached hereto (the "Premises").


      C. The Note is secured by, inter alia, a Fourth Open-End Mortgage and Security Agreement which constitutes a lien against the Premises (which Mortgage, and all other Mortgages previously granted by Borrower to Bank encumbering the Premises, are collectively referred to as the "Mortgage"), and an assignment to Bank of all right, title and interest of Borrower in and to all leases of the Premises.


      D. Pursuant to a Stock Purchase Agreement dated February ______, 1994, Sauer-Sundstrand Company, a Delaware corporation, intends to acquire all of the capital stock of Lessee, and in connection therewith, Borrower and Lessee desire to terminate the Initial Lease and to enter into a new lease dated _________________, 1994 pursuant to the terms of which Lessee shall lease the Premises from Borrower (the "Lease").

      E. Bank desires that Borrower specifically assign to Bank all of Borrower's right, title and interest in and to the Lease, that the Lease be subordinated to the lien of the Mortgage and that Lessee agree to attorn to the purchaser at foreclosure of the Mortgage in the event of such foreclosure or to Bank in the event of collection of the rent by Bank, and Lessee is willing to agree to so attorn.

      F. Notwithstanding a foreclosure by Bank, Lessee desires to obtain Bank's agreement not to disturb Lessee's peaceful use and enjoyment of the Premises in accordance with the terms of the Lease so long as Lessee is in compliance with all of its obligations thereunder.

      NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein made, the parties, intending to be legally bound hereby, agree as follows:

      1. Assignment of Lease: As security for the payment of Borrower of the sums secured by the Mortgage and the performance by Borrower of its other obligations under the Mortgage and all other documents and agreements executed in connection therewith or as security for the Note, Borrower hereby conveys, transfers and assigns unto Bank its successors and assigns, all right, title, interest and privilege which Borrower has or may hereafter have in, to and under the Lease and all renewals or extensions thereof, together with all rents, income and profits due and becoming due therefrom, and Lessee hereby consents to and acknowledges such assignment to Bank of the Lease and all rents, income and profits therefrom.

      2. Subordination of Lease. The only outstanding obligations of Borrower to Bank which are secured by the Mortgage or any other lien in favor of Bank on the Premises consist of: (a) indebtedness of Borrower to Bank in the outstanding principal amount of $2,511,761.31; and (b) the obligations of Borrower to Bank as a guarantor of certain loans from Bank to Kenneth W. Zeuner in the aggregate outstanding principal amount of $479,762.02. The Lease and the estates, interests and rights created thereby, are and shall be subject and subordinate to the provisions and lien of the Mortgage and to all renewals, modifications, consolidations, replacements and extensions thereof to the full extent of the principal amount secured thereby, all interest thereon, and all other indebtedness secured thereby. Except for advances made by Bank to protect its collateral for repayment of sums evidenced by the Note or to cure defaults of Borrower thereunder, no other amounts advanced by Bank to Borrower will be deemed indebtedness secured by the Mortgage to which the Lease is hereby made subject and subordinate. The lien of the Mortgage is and shall be made prior to the Lease, with the same force and effect as if the Lease had been executed and delivered after the execution, delivery and recording of the Mortgage.

      3. Option to Purchase. The interest of Lessee in any option to purchase all or any part of the Premises contained in the Lease is specifically subordinated to the rights of Bank under the Mortgage and, except as set forth in this paragraph, such option shall not be binding upon Bank, its successors or assigns. In the event that Borrower shall be in default of any of its obligations to Bank in connection with the Note, Bank shall notify Lessee in writing of the existence of such default and of Bank's intent to commence foreclosure proceedings under the Mortgage (such notice being referred to as "Bank's Notice"). Within ninety (90) days following Lessee's receipt of Bank's Notice, Lessee may exercise its option to purchase the Premises set forth in Paragraph 38 of the Lease by notifying Bank in writing of its desire to exercise the option. The purchase price shall not be less than Three Million Two Hundred Thousand Dollars ($3,200,000.00). So long as Borrower delivers to Bank within such ninety (90) day period a deed to the Premises in form and content required by Paragraph 38 of the Lease, Bank shall hold the Deed in escrow pending settlement of the sale of the Premises to Lessee, which shall occur within forty-five (45) days after Lessee's exercise of the option, and Bank shall postpone the Sheriff's Sale of the Premises for a sufficient length of time to permit Lessee to purchase the Premises. At settlement Bank shall deliver the deed to Lessee for recording and Lessee shall deliver the purchase price to Borrower, whereupon

Borrower shall repay all indebtedness to Bank secured by the Mortgage and all customary closing costs, and shall be permitted to retain the balance of any sales proceeds. If Borrower fails to deliver the Deed to Bank within ninety (90) days following Lessee's receipt of Bank's Notice, Bank shall proceed with the Sheriff's Sale of the Premises and settlement of Lessee's purchase of the Premises shall occur within thirty (30) days after the Sheriff's Sale or such later date as a Sheriff's Deed shall have been issued in respect of the Premises.

      Instead of exercising its option to purchase the Premises as set forth in paragraph 38 of the Lease, Lessee shall have the option, exercisable within ninety (90) days following Lessee's receipt of Bank's Notice, to purchase the Loan from Bank for a purchase price equal to all sums due and payable to Bank under the Loan (the "Loan Purchase Option"). Lessee shall exercise the Loan Purchase Option by notifying Bank in writing of its exercise of its intent to do so within ninety (90) days following Lessee's receipt of Bank's Notice. Within fifteen (15) days after Lessee's exercise of the Loan Purchase Option, Lessee shall make a cash payment to Bank in an amount equal to the entire amount then due under the Loan and Bank shall then and there transfer, endorse, assign and deliver, without recourse, to Lessee the Note, the Mortgage and all other documents relating to the Loan and any and all further documents and instruments reasonably required to complete the full transfer to Lessee of the Note, the Mortgage and all other documents relating to the Loan and all rights of Bank with respect thereto.

      4. Attornment by Lessee. Lessee agrees with Bank that if the interests of Borrower in the Premises shall be transferred to and owned by Bank or by any purchaser at a foreclosure sale by reason of foreclosure or other proceedings brought by Bank, or by any other manner, Lessee shall be bound to Bank or to such purchaser under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Bank or such purchaser were the lessor under the Lease, and Lessee hereby attorns to Bank or such purchaser as its lessor, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties thereto immediately upon Bank's or such purchaser's succeeding to the interest of Borrower in the Premises, as though the interest of Borrower had not terminated or such foreclosure proceedings had not been brought. If Bank shall, pursuant to any assignment of lessor's interest in the Lease, elect to require Lessee to pay to Bank the rental and other charges payable to Lessee under the Lease, Lessee shall, until Bank shall have cancelled such election, be similarly bound to Bank as its lessor and shall similarly attorn to Bank as its lessor.

      5. Restoration of Fire Damage. Bank agrees to be bound by the provisions of paragraph 8(d) of the Lease regarding restoration of fire damage; provided, however, that Borrower and Lessee hereby agree that notwithstanding the provisions of such paragraph 8(d): (a) Bank shall be entitled to hold and advance all net insurance proceeds; and (b) Lessee shall have no right to receive any "Excess Proceeds" (as defined in such paragraph 8(d)) during any period when the Mortgage is in existence.

      6. Insurance. Borrower and Lessee hereby agree to cause: (a) Bank to be named as a mortgagee and loss payee under all property and casualty insurance and as an additional named insured under all public liability insurance maintained by Borrower and/or Lessee in respect of the Premises and Borrower's and Lessee's operations thereon; and (b) all insurers to deliver to Bank copies of all notices of cancellation required to be given to Borrower under any and all such policies and copies of all replacement policies issued in respect of Borrower, Lessee or their operations on the Premises.

      7. Assignment and Subletting. Bank agrees to be bound by the provisions of paragraph 21 of the Lease; provided, however, that notwithstanding the provisions of such paragraph 21, Lessee may only sublet or assign the Lease to a corporation or partnership that controls or is controlled by, or is under common control with, Lessee, or any corporation resulting from the merger or consolidation with Lessee, or to any entity that acquires all of the assets as a going concern of the business that is being conducted on the Premises by Lessee, so long as:


            (a) Lessee provides Bank with thirty (30) days' prior written notice of such proposed subletting or assignment setting forth the name and intended use of the proposed assignee or sublessee; and



            (b) The use of the Premises by such corporation, partnership or entity: (i) is not substantially different in use or character from that of Lessee; and (ii) does not materially increase any environmental or other hazards, dangers or risks to the Premises or the building situated thereon.


      8. Limited Liability of Bank. Lessee agrees with Bank that it as assignee hereunder and if it or any purchaser at a foreclosure sale shall succeed to the interest of Borrower under the Lease, Bank or such purchaser shall not be:

            (a) liable for any action or omission of any prior lessor (including Borrower) under the Lease;

            (b) subject to defenses or offsets which Lessee might have against any prior lessor (including Borrower);

            (c) bound by any rent or additional rent which Lessee might have paid for more than the current month to any prior lessor (including Borrower);

            (d) bound by any amendment or modification of the Lease made without its written consent; or

            (e) liable for the return of any security deposit not actually received by Bank.

            Lessee further agrees with Bank that Lessee will not voluntarily subordinate the Lease to any lien or encumbrance other than the Mortgage without Bank's consent.

            Lessee hereby agrees that any person or entity which at any time hereafter becomes the lessor under the Lease, including, without limitation, Bank and such purchaser at a foreclosure sale, shall be liable only for the performance of the obligations of the lessor under the Lease which arise during the period of their ownership of the Premises and shall not be liable for any obligations of the lessor under the Lease which arise prior to or subsequent to such ownership.

      9. Nondisturbance. Bank agrees that, notwithstanding a foreclosure or other actions by Bank under the Mortgage, Bank shall not disturb Lessee in its quiet use and enjoyment of the Premises for the balance of the term of the Lease and any extension or renewal thereof provided by the terms thereof so long as Lessee abides by the terms of and in all respects performs its obligations under the Lease.

      10. Authority of Lessee. Lessee hereby represents and warrants to Borrower and Bank that Lessee is the sole entity entitled to the use and enjoyment of the Premises under the Lease and that no other person or entity is entitled to such use or enjoyment during the term of the Lease. Lessee acknowledges and agrees that Borrower and Bank are relying on such foregoing representation and warranty by Lessee.

      11. Additional Documentation. Lessee, Borrower and Bank hereby agree to execute and deliver, in recordable form if necessary, any and all further documents and instruments reasonably requested by any other party hereto or by any title insurance company to give effect to the terms and provisions of this Agreement.

      12. Payment of Rent Directly to Bank. Borrower hereby directs that all rent payable under the Lease be paid directly to Bank at the address set forth in the heading of this Agreement and hereby directs Bank to deduct from such rental payments all sums then due to Bank under the Loan before remitting any balance of such payments to Borrower.

      13. Lessee's Fixtures. Bank acknowledges the presence within the Premises of manufacturing and processing equipment and other personal property and trade fixtures of Lessee and acknowledges that such equipment, personal property and trade fixtures are not subject to the lien of the Mortgage. Bank further acknowledges the provisions of Paragraph 6 of the Lease which permit Lessee to remove all such equipment, personal property and trade fixtures provided that Lessee shall repair and restore any damage or injury to the Premises caused by the installation and/or such removal thereof.

      14. Notices. Lessee agrees to give Bank at the address set forth in the heading of this Agreement: (a) written notice of any defaults by Borrower under the Lease and to give Bank, at the sole option of Bank, the right to cure any defaults by Borrower under the Lease within thirty (30) days (or such longer time, if any, as permitted in the Lease for the curing of any defaults) after receipt by Bank of written notice of such default; and (b) true and correct copies of all notices given by Lessee to Borrower under the Lease or otherwise contemporaneously with the delivery of such notices to Borrower.

      15. Standards of Bank's Consent. Wherever under the Lease Lessee is required to obtain the consent of Borrower, Lessee shall also be required to obtain the consent of Bank, and in each such instance Bank's consent will be subject to the same standards to which Borrower's consent is subject.


      16. No Modification, Assignment. Lessee and Borrower covenant and warrant that the Lease is unmodified and in full force and effect, that, subject to the provisions of Paragraph 7 hereof, Lessee will not assign (nor shall Borrower consent to any such assignment) its rights and obligations under the Lease or consent to any amendment, modification, cancellation or termination of the Lease without the prior written consent of Bank, and that Lessee will not pay to Borrower rent more than one (1) month in advance.

      17. Agreement Controlling. To the extent that any provision of this Agreement is inconsistent with any provision of the Lease, the provisions of this Agreement shall supersede inconsistent provisions of the Lease relating to subordination of the Lease and the interest and estates created thereby to the lien or charge of the Mortgage.

      18. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute only one agreement. It shall not be necessary, when making proof of this Agreement, to produce or account for more than one counterpart.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be properly executed and sealed, effective as of the day and year first above written.

                                                ZEUNER ENTERPRISES, INC.


                                                By:
                                                   -----------------------------
                                                Name/Title:
                                                           ---------------------

[CORPORATE SEAL]

                                                Attest:
                                                       -------------------------
                                                Name/Title:
                                                           ---------------------

                                                CORESTATES BANK, N.A.


                                                By:
                                                   -----------------------------
                                                Name/Title:
                                                           ---------------------

                                                CONTROL CONCEPTS, INC.


                                                By:
                                                   -----------------------------
                                                Name/Title:
                                                           ---------------------

[CORPORATE SEAL]

                                                Attest:
                                                       -------------------------
                                                Name/Title:
                                                           ---------------------

                                   EXHIBIT "A"

                          LEGAL DESCRIPTION OF PREMISES

                                   EXHIBIT "A"


ALL THOSE THREE CERTAIN lots or tracts of land herein described as one situate in the Township of Newtown, County of Bucks, Commonwealth of Pennsylvania being known as Lots 9 and 10 as shown on the Final Plan of Section 3, Newtown Industrial Commons dated January 13, 1969 and Lot 5 as shown on the Final Plan of Section 4, Newtown Industrial Commons dated March 16, 1970 and revised April 1, 1970, both of the above referenced Final Plans being prepared by Tri-State Engineers and Land Surveyors, Inc., 801 W. Street Road, Feasterville, Pennsylvania bounded and described as follows:



BEGINNING at a point a corner of a Lot 8 on the Westerly side of Terry Drive (varying width, being 60.00 feet in width at this point) said point being in the middle of a 100.00 feet wide easement, said point also being measured along the Westerly side of the said Terry Drive the two following courses and distances from the Westerly point of reverse curve of the Northwesterly radius corner at the intersection of the said Terry Drive and Pheasant Run (50 feet wide) viz:
(1) by a curve to the left in a Northwesterly direction having a radius of 50.00 feet and for the arc distance of 75.82 feet to a point of compound curve; thence
(2) by a curve to the left in a Northerly direction having a radius of 3000.00 feet and for the arc distance of 319.19 feet; thence from the said point of beginning; along the said Lot 5, along Lots 7 and 6, and passing through the middle of the said 100.00 foot wide easement South 73 degrees 51 minutes 00 seconds West 974.03 feet to a point a corner of the Northeasterly side of Penn Street (60 feet wide); thence along the Northeasterly side of the said Penn Street by a curve to the left in a Northwesterly direction having a radius of
300.00 feet and for the arc distance of 126.53 feet to a point a corner of Lot 4; thence along the said Lot 4 and crossing the Southerly half of another 100.00 foot wide easement North 24 degrees 00 minutes 00 seconds East 572.60 feet to a point in the middle thereof, a corner in line of Lot 2; thence along line of the said Lot 2, passing through the middle of the said 100.00 foot wide easement and crossing the Westerly half of a third 1001.00 foot wide easement South 85 degrees 24 minutes 00 seconds East 140.32 feet to a point in the middle thereof, a corner of Lot 11, thence along the said Lot 11 and crossing the Easterly half of the last mentioned 100.00 foot wide easement North 67 degrees 10 minutes 00 seconds East 520.00 feet to a point a corner on the Westerly side of Terry Drive aforesaid, thence along the Westerly side of the said Terry Drive, South 22 degrees 50 minutes 00 seconds East 196.45 feet to a point of curve; thence continuing along the Westerly side of the said Terry Drive by a curve to the right in a Southerly direction having a radius of 3000.00 feet and for the arc distance of 346.46 feet to the point and place of beginning.



CONTAINING 10.4533 Acres.


COUNTY PARCEL NUMBER 29-10-115

COMMONWEALTH OF PENNSYLVANIA  :
                              : SS.
COUNTY OF                     :

      On this, the _______ day of ________________________ 19__ before me, a
Notary Public, personally appeared ________________________, who acknowledged himself/herself to be the _______________________ of CoreStates Bank, N.A., a national bank, and that he/she as such _________________________, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the national bank by himself/herself as
________________________.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                          --------------------------------------
                                          Notary Public
                                          My commission expires:

STATE OF          :
                  : SS.
COUNTY OF         :

       On this, the _______ day of ________________________ 19__ before me, a
Notary Public, personally appeared ________________________________, who acknowledged himself/herself to be the _____________________ of Zeuner Enterprises, Inc., a Pennsylvania corporation, and that he/she as such __________________________, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself/herself as _____________________.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                          --------------------------------------
                                          Notary Public
                                          My commission expires:

STATE OF          :
                  : SS.
COUNTY OF         :

      On this, the _______ day of _______________________ 19__ before me, a
Notary Public, personally appeared _________________________________, who acknowledged himself/herself to be the _____________________ of Control Concepts, Inc., a Pennsylvania corporation, and that he/she as such __________________________ being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself/herself as __________________________.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                          --------------------------------------
                                          Notary Public
                                          My commission expires:

STATE OF          :
                  : SS.
COUNTY OF         :

      On this, the _______ day of _______________________ 19__ before me, a
Notary Public, personally appeared _________________________________, who acknowledged himself/herself to be the _____________________ of Control Concepts, Inc., a Pennsylvania corporation, and that he/she as such __________________________ being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself/herself as _________________________.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                          --------------------------------------
                                          Notary Public
                                          My commission expires:

                                    EXHIBIT D
                                       to
                               AGREEMENT OF LEASE

Title Exceptions

1. Unrecorded easements, discrepancies or conflicts in boundary lines, shortages in area and encroachments which an accurate and complete survey would disclose.

2.    Restrictions affecting title as in Deed Book 1840 page 612.

3. Unsettled taxes due the Commonwealth of Pennsylvania by mortgagor corporation, not presently a lien, all of which taxes when assessed or settled, if not paid will constitute a prior lien against any fund created at a judicial sale. (none due and owing to date)

4.    Declaration of Easement as in Deed Book 1875 page 366.

5.    Deed of Dedication as in Deed Book 1895 page 1079.

6.    Agreements as in Deed Book 1895 page 51 and 1958 page 1021.

7.    Rights granted to Bell Telephone Company in Deed Book 1831 page 1037.

8. Rights granted to Philadelphia Suburban Gas and Electric Company in Deed Book 511 page 22, 522 page 515 and 516 page 275.

9.    Rights granted to Philadelphia Electric Company in Deed Book 2438 page 62.

10. Conditions disclosed by survey made by Tri-State Engineers and Land Surveyors, Inc. dated 3/16/1970 revised 4/1/1970 and recorded in Plan Book 75 page 16: - 75 foot building set back line; 50 foot wide easement.

11. Possible additional assessments for taxes for new construction or for any major improvements pursuant to provisions of Acts of Assembly relating thereto, not yet due and payable.

12. Financing Statement 32334 filed 7/24/1984 in Recorder of Deeds Office in Secure Transaction Docket 8 page 261 block 2 - TRW, Inc. A Division of Rossgear to General Electric Credit Corporation. Equipment: fixtures, equip.

13. Mortgage and Security Agreements, and amendments thereto, granted to Philadelphia National Bank ("Bank") securing $2,702,581.35 loan to Lessor ("Loan").

14. Assignments of Rents, Leases and Agreements, and amendments thereto, granted to Bank to secure Loan.

15.   UCC Financing Statements filed by Bank in connection with Loan.

16.   Utility Easement Agreement to Harold Beck & Sons, Inc., dated April 2,
      1990.

                                                                    EXHIBIT E
                                                                       to
                                                                 LEASE AGREEMENT

                               MEMORANDUM OF LEASE

      This Memorandum of Lease is made February __, 1994 between ZEUNER ENTERPRISES, INC., a Pennsylvania corporation, having an address at 43 Red Fox Drive, New Hope, Pennsylvania 18938 ("Landlord"), and CONTROL CONCEPTS, INC., a Pennsylvania corporation, having an address at 15 Terry Drive, Newtown Industrial Commons, Newtown, Pennsylvania 18940, ("Tenant"), who agree as follows:

      1. Term and Premises. Landlord leases to Tenant and Tenant leases from Landlord the real property commonly known as 15 Terry Drive, Newtown Industrial Commons, Newtown Township, Bucks County, Pennsylvania (the "Premises"), which is more fully described in Exhibit A attached as a part of this Memorandum for a term commencing February __, 1994 and ending February 28, 1999 in accordance with that certain Agreement of Lease entered into between Lessor and Lessee, dated February __, 1994 (the "Lease"). Lessor grants Lessee the option to extend the term for one (1) additional period of five (5) years, under the provisions and conditions of the Lease.

      2. Option to Purchase. Lessor grants Lessee the option to purchase the Premises, under the provisions and conditions of the Lease.

      3. Purpose of Memorandum of Lease. This Memorandum of Lease is prepared for the purpose of recordation, and it in no way modifies the provisions of the Lease. The provisions of the Lease are incorporated into this Memorandum of Lease by reference.

(SEAL)                                    CONTROL CONCEPTS, INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------
                                                                          TENANT

(SEAL)                                    ZEUNER ENTERPRISES, INC.


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------
                                                                        LANDLORD

COMMONWEALTH OF PENNSYLVANIA  :
                              : SS
COUNTY OF PHILADELPHIA        :

      On this, the ____ day of February, 1994, before me, a notary public, the undersigned officer, personally appeared ______________________, who acknowledged himself to be the ___________________ of CONTROL CONCEPTS, INC., a Pennsylvania corporation, and that as such officer, being duly authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of such corporation as such officer.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                          --------------------------------------
                                          NOTARY PUBLIC

                                          My Commission Expires:

COMMONWEALTH OF PENNSYLVANIA  :
                              : SS
COUNTY OF PHILADELPHIA        :

      On this, the ____ day of February, 1994, before me, a notary public, the undersigned officer, personally appeared ______________________, who acknowledged himself to be the ___________________ of ZEUNER ENTERPRISES, INC., a Pennsylvania corporation, and that as such officer, being duly authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of such corporation as such officer.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                          --------------------------------------
                                          NOTARY PUBLIC

                                          My Commission Expires:

                              APPENDIX D (AMENDED)
                       AMENDMENT TO FACTORY LEASE CONTRACT

      THIS AMENDMENT to the Factory Lease Contract for the establishment of Sauer Shanghai Hydrostatic Transmission Co. Ltd. dated February 16, 1995 (the "Contract") is entered into by and between Shanghai Hydraulic Pump Company, formerly Shanghai Hydraulics and Pneumatics Corporation Pudong Branch and Sauer Shanghai Hydrostatic Transmission Co. Ltd. on First of March, 1996, in accordance with relevant laws and regulations of the People's Republic of China, after negotiations based on the principles of equality and mutual benefits (the "Amendment").

      NOW, THEREFORE, the parties agree to amend the Contract as follows:

                                    AGREEMENT

1.    Capitalized Terms.

      Capitalized terms used in the Amendment, if not otherwise defined herein, shall have the same meaning as they are defined in the Contract.

2.    Amendment to General Statement 4.

      General Statement 4. of the Contract which originally reads as follows:


            4. Lessor agrees to lease a part of the Site and a part of the entire Factory to Lessee pursuant to the terms and conditions of this Contract.


      is hereby replaced in its entirety by the following paragraph:


            4. Lessor agrees to lease a part of the Site and the entire Factory and related facilities to Lessee pursuant to the terms and conditions of this Contract.



3.    Amendment to Article 1.02.


      Article 1.02 of the Contract which originally reads as follows:

            1.02 For purposes herein, the "Leased Premises" shall mean the part of the Site and part of the Factory as described in more detail in Appendix 1 hereto.

      is hereby replaced in its entirety by the following paragraph:

            1.02 For purposes herein, the "Leased Premises" shall mean the part of the Site and the entire Factory and related facilities as described in more detail in Appendix 1 (Amended) hereto.


                                     1 of 5

4.    Amendment to Article 2.01.

      Article 2.01 of the Contract which originally reads as follows:

            2.01 Subject to the provisions of this Contract, Lessor agrees to lease to Lessee the Leased Premises and Lessee agrees to pay rent for the Leased Premises to Lessor. Lessor shall also permit Lessee use of all roads, public and private, adjacent to circumventing and/or leading to the Leased Premises, and allow Lessee other activities pertinent to the reasonable use of the Leased Premises without interfering with the business of Lessor.

      is hereby replaced in its entirety by the following paragraph:

            2.01 Subject to the provisions of this Contract, Lessor agrees to lease to Lessee the Leased Premises and Lessee agrees to pay rent for the Leased Premises to Lessor. Lessor and Lessee can both use part of the Site of the Leased Premises where Lessor shall allow Lessee activities pertinent to the reasonable use of the Leased Premises without interfering with the business of Lessor and Lessee shall allow Lessor activities pertinent to the reasonable maintenance of the Leased Premises without interfering with the business of Lessee. Furthermore, Lessor shall not permit any employees, agents or contractors to occupy or enter the Leased Premises without the advance written consent to the Lessor's designated authority by the designee of the Lessee.

5.    Amendment to Article 3.01.

      Article 3.01 of the Contract which originally reads as follows:

            3.01 In consideration of Lessor's lease of the Leased Premises and other services as provided herein, Lessee shall pay Rmb 136333 per month to Lessor (hereinafter referred to as the "Rent") for the term of this Contract subject to the following adjustments:

                  At the end of 2003, 7% of the Rent shall be adjusted by a percentage change equal to the percentage change in an index, publicly available and mutually agreed between Lessor and Lessee to be representative of industrial rents in Shanghai, over the period from the Effective Date of this Contract to the date of adjustment. The amount of Rent in Rmb so calculated shall be called the Adjustable Rent Amount and shall be further adjusted each five years thereafter in the same manner using the same or a similar mutually agreed index.

                  At the end of 2003, 93% of the Rent shall be converted from Rmb into U.S. dollars (U.S. $) at the average of the rates of exchange for buying and selling published by the Bank of China. The amount of Rent in


                                     2 of 5

                  U.S. dollars so calculated shall be called the Fixed Rent Amount and shall remain fixed in U.S. $ for the remaining term of the Contract.

                  Each month thereafter, the Rent paid by Lessee shall be the sum of the Adjustable Rent Amount in Rmb and an amount of Rmb equal to the Fixed Rent Amount converted to Rmb at the average of the rates of exchange for buying and selling published by the Bank of China on the first day of the month in which the payment is made.

      is hereby amended to read as follows:

            3.01 In consideration of Lessor's lease of the Leased Premises and other services as provided herein, Lessee shall pay Rent each month to Lessor calculated as follows:

                  (i) Rmb 196,393 of the Rent shall be fixed until the end of 1998. At the end of 1998. the Rmb 196,393 shall be adjusted by a percentage change in an index, publicly available and mutually agreed upon between Lessor and Lessee to be representative of industrial rents in Shanghai for the most recent twelve (12) months (the Index). The amount so calculated shall be called the Indexed Rent Amount and shall be adjusted each year thereafter in a similar manner but in no year shall the percentage increase exceed six percent (6%).

                  (ii) Rmb 13,720 of the Rent shall be fixed until the end of 2003. At the end of 2003, the Rmb 13,720 shall be adjusted by a percentage change in the Index over the period from the Effective Date of this Contract to the date of the adjustment. The amount so calculated shall be called the Adjustable Rent Amount and shall be adjusted in a similar manner each five (5) years thereafter.

                  (iii) Rmb 182,280 of the Rent shall be fixed until the end of
                        2003. At the end of 2003, the Rmb 182,280 shall be converted from Rmb into US Dollars (US$) at the average of the rates of exchange for buying and selling published by the Bank of China. The amount of Rent in US Dollars so calculated shall be called the Fixed Rent Amount and shall remain fixed in US Dollars for the remaining term of the Contract.


                  Each month until the end of 2003 the Rent shall be the sum of the Rmb amounts in (i), (ii) and (iii). Thereafter, the Rent shall be the amount of Rmb in (i) and (ii) plus an amount of Rmb equal to the Fixed Rent Amount of (iii) converted into Rmb from US Dollars (US$) at the average of the rates of exchange for buying and selling published by the Bank of China on the first day of the month in which the payment is made.



                                     3 of 5

                  Lessee agrees, without written approval from Lessor, not to use for production purposes any of the related facilities housing equipment.

6.    Amendment to Article 3.04

      Article 3.04 of the Contract which originally reads as follows:

          3.04 Lessee shall pay Lessor simple interest at the rate of 0.04% per day on all money which is due and payable to Lessor hereunder but is unpaid on the due date, provided however, that Lessee shall not be held responsible for any delays in the payment of Rent pursuant to Article 3.02 and Article 3.03 where such delays are caused by the banks involved.

      is hereby amended to read as follows:

          3.04 Lessee shall pay Lessor simple interest per day on all money which is due and payable to Lessor hereunder but is unpaid on the due date at the daily rate calculated from the annual Industry and Commercial Bank of China enterprise loan rate plus 5% divided by 365 days, provided however, that Lessee shall not be held responsible for any delays in the payment of Rent pursuant to Article 3.02 and Article 3.03 where such delays are caused by the banks involved.


7.    Amendment to Article 5.02(e).



      Article 5.02(e) of the Contract which originally reads as follows:



          5.02(e) making repairs to the Leased Premises which are required as the result of misuse or abuse of the Leased Premises by Lessee.


      is hereby amended to read as follows:


          5.02(e) making repairs to the Leased Premises which are required as the result of misuse or abuse of the Leased Premises by Lessee, undertaking all normal daily repair, operation and maintenance of the Leased Premises such that Lessor has no requirement to have employees of Lessor undertake such work and, for the remaining life of the lease after the first twenty-five (25), undertaking all repairs or replacements to the equipment of the Leased Premises.


8.    Amendment to Appendix 1, Exhibits 1(b) and 1(c).

Appendix 1, together with exhibits 1a, 1b, 1c and 1d, are entirely replaced by Appendix 1 (Amended), together with exhibits 1a, 1b (Amended) and 1d (Amended).


                                     4 of 5

      IN WITNESS WHEREOF, each of the Parties hereto have caused this Amendment to the Contract to be executed by their duly authorized representatives on the first date set forth above.

PARTY A:

SHANGHAI HYDRAULIC PUMP
COMPANY, formerly known as
SHANGHAI HYDRAULICS & PNEUMATICS
CORPORATION PUDONG BRANCH



By: /s/ Bao Xiu Chun
   --------------------------------------
Name: Bao Xiu Chun
Title: Legal Representative
Nationality: Chinese


PARTY B:

SAUER SHANGHAI HYDROSTATIC TRANSMISSION CO., LTD.


By: /s/ David N. Polaski
   --------------------------------------
Name: David N. Polaski
Title: General Manager Officer
Nationality: American


                                     5 of 5

                              APPENDIX 1 (Amended)

                                  Appendix 1(a)
                                      Site

On the attached Exhibit 1a, the Site is the shaded area of block 76 of the Jinqiao Export Processing Zone, measuring 205m x 135m and labeled 76-III, but modified total hectares.

                             Appendix 1(b)(Amended)
                                 Leased Premises


On Exhibit 1b (Amended) the area shown as the area of length B and width of the Site is the part of the Site and the shaded area is the entire Factory, together making the Leased Premises.


The construction drawings, which specify the standards and specification of the Leased Premises, are contained in Exhibit 1d (Amended). The standards of workmanship and materials are generally expected to be:

      Workmanship that finishes all details of the task.


      A Factory floor that not only meets the construction drawings, but uses high quality steel reinforcement, strong aggregate, and cement all mixed, poured and finished, to provide the strength and surface smoothness to accept highly precise machine tools.


      Utilities distribution components of high quality.

      A roof quality that has no leaks and sheds rainwater successfully.

      Heating, ventilating, and air conditioning (HVAC) materials and component selection to provide comfortable air quality for the people.

      An outside wall material that is energy efficient and attractive.

      Windows that are clean and maintainable, upon receipt of the building.

As an overall standard, the selection of materials and components must have suitable applied life (MTBF) and be acceptable to the Shanghai Pudong climate.

Exhibit 1(b)(Amended)

                              [Floor Plan Omitted]

Exhibit (d)(Amended)

As further explanation of the construction drawings, the utilities provided to meet the needs that were jointly provided by Sauer, Inc. and the Design Institute of Bengbu are generally known as following:


      1. Electrical supply from an adequate on-site sub-station with proper switch gear and safety devices;


      2. Water service for both process and people that is sized to provide cooling water and toilet service for the Factory;


      3. Sanitary and waste water treatment on-site that meets all regulations and specifications;


      4.    Security house (Gate Room) for the use of security staff;

      5.    Adequate heating and air conditioning system;

      6.    Air compressors that are quiet, reliable and efficient; and

      7. Telephone supply system that meets the regulations and provides service as defined.

                                   Appendix D

                             Factory Lease Contract